                                                                   EXHIBIT 10.75

                              DATED 16th June 1993

                               (1) ORLINWORTH PLC

                     (2) MESSRS T WALKER-ARNOTT & I RACKLEY

                   (3) CONDUIT COMMUNICATIONS LIMITED (Tenant)

                   (4) VERULAM INVESTMENTS LIMITED (Guarantor)

                    ----------------------------------------
                                      LEASE

                                     - of -

                             Unit 17  Berghem Mews

                            Blythe Road  London  W14

                    ----------------------------------------

FLADGATE FIELDER
Walgate House
25 Church Street
Basingstoke
Hants RG21 1QQ
Tel: (0256) 463044
Fax: (0256) 471600

                                      INDEX

Clause           Headings                                                   Page

1.               PARTICULARS

2.               DEFINITIONS AND INTERPRETATION

3.               DECLARATION BY RECEIVERS AND LEASE

3.1              Declaration
3.2              Demise
3.3              Rents

4.               THE TENANT'S COVENANTS

4.1              To Pay Rent and Service Charge
4.2              Outgoings
4.3              Statutory Services
4.4              Interest on Arrears
4.5              Fit out Repair Decoration and Maintenance
4.6              Maintenance
4.7              to Maintain Party Walls
4.8              To Repair on Notice
4.9              To comply with statutory requirements
4.10             To Permit Entry
4.11             To Permit Disposal Board
4.12             Dealings
4.13             Registration of Dealings
4.14             Alterations
4.15             Advertisements and Signs
4.16             Plant Machinery and Apparatus
4.17             Gas and Electrical Installations
4.18             General Restrictions concerning use of
                 Demised Premises
4.19             Restrictions and Regulations concerning
                 use of Common Parts
4.20             Use of Demised premises
4.21             Not to Invalidate Insurance
4.22             Fire Requirements
4.23             Tenant's Insurances
4.24             Notices
4.25             As to the Planning Acts
4.26             To Preserve Easements
4.27             Costs
4.28             VAT
4.29             New Guarantor
4.30             Indemnity
4.31             Observe Third Schedule Matters
4.32             Interest during Breach of Covenant
4.33             Security
4.34             Information as to Keyholders

5.               LANDLORD'S COVENANTS

5.1              Quiet Enjoyment
5.2              To Insure
5.3              To Provide Services

6.               PROVISOS

6.1              Landlord's Right to Forfeit Lease
6.2              Insolvency
6.3              Suspension of Rent in case if damage by Insured Risks
6.4              Determination on Destruction
6.5              Landlord to have Insurance Moneys on Frustration
6.6              Landlord's right to alter the Estate and Adjoining Property
6.7              No liability in damages
6.8              As to goods left on the Demised Premises
6.9              Compensation under 1954 Act
6.10             Exclusion of planning warranty
6.11             Service of Notices
6.12             Commission on Insurance
6.13             Exclusion of liability

7.               ARBITRATION

8.               JURISDICTION

9.               GUARANTEE

10.              BREAK RIGHT

FIRST SCHEDULE
Rights Benefitting the Demised Premises

SECOND SCHEDULE
Rights Excepted and Reserved

THIRD SCHEDULE
Matters to which the Demised Premises are subject

FOURTH SCHEDULE
Provisions for Rent Review

FIFTH SCHEDULE
The Service Charge

SIXTH SCHEDULE
Form of Guarantee

                                      LEASE

DATED                                        1993

1.     PARTICULARS
                                                                       [GRAPHIC]

       1.1   The Landlord            ORLINWORTH PLC
                                     Registered Office : PO Box 55
                                     Surrey Street London [Illegible]

       1.2   The Receivers           TIMOTHY WALKER-ARNOTT and IAIN
                                     RACKLEY both of 12-20 Camomile
                                     Street London EC3A 7PT

       1.2.1 The Tenant              CONDUIT COMMUNICATIONS LIMITED
                                     whose registered office is at 12 Great
                                     James Street London WC1N 3DR

       1.2.2 The Guarantor           VERULAM INVESTMENTS LIMITED whose
                                     registered office is at 12 Great James
                                     Street London WC1N 3DR

       1.3   The Demised Premises    Unit 17 Berghem Mews Blythe Road
                                     London W14 shown edged red on Plans
                                     No 1A and 1B

       1.4   Date of Commencement    28th April 1993
             of Term
                                                                       [GRAPHIC]

       1.5   Term                    10 years

       1.6   Expiry Date of Term     27 April 2003

       1.7   The Rent                (pound)49,200 per annum payable by equal
                                     quarterly payments in advance on
                                     the usual quarter days the first
                                     payment for the period from the
                                     16th May 1994 to the 23rd June 1994
                                     to be made on the 25th March 1994

       1.8   Review Dates            The Rent is subject to review in
                                     accordance with the provisions of
                                     the Fourth Schedule on the 25th March
                                     1998

       1.9   The Insurance Rent      Such sum as is referred to in clause 2.17
                                     payable yearly in advance within 10 working days of demand therefor


                                        1
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1.10         The Permitted User      A business use within Class B1 of the Town
                                     and Country Planning (Use Classes) Order
                                     1987 (as originally enacted)

1.11         The Service Charge      (pound)8,440 per annum payable in
                                     accordance with the provisions of the Fifth
                                     Schedule to this Lease; the first payment for the period from the 28 April 1993 to the 24th March 1994 to be made on the execution hereof
                                     The Landlord's Account Year ends on the
                                     31st March in each year


                                        2
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                                 [COPY MISSING]


                                       3
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2.8.1                               the entirety of the windows window-frames
                                    roof-lights doors and door-frames (if any) thereof (except for the external decorative surfaces of any such window-frames and of any door between such premises and the internal common parts of the Building and of the frame of any such door) and all glass therein

2.8.2 the finishes (including plaster) on the faces of any load-bearing or external walls beams and columns within or enclosing such premises (but not the remainder of such walls beams or columns)

2.8.3 the inner surface of any non-load-bearing walls separating such premises from other internal parts of the Building (but not the remaining half of such walls)

2.8.4 the whole of all internal non-load-bearing walls within such premises

2.8.5 the ceilings and ceiling finishes of such premises (but not the structural beams joists or slabs above the ceilings)

2.8.6 the floors and floor finishes of such premises (but not the structural beams or joists or structural floor slabs supporting the floors or on which floor finishes have been laid)

2.8.7 all stairs situated entirely within such premises and all other internal surfaces and partitions therein

2.8.8 all water ventilation sanitary and central-heating and air-conditioning plant equipment and apparatus (if any) exclusively serving such permises and other Landlord's fixtures and fittings in such premises from time to time

2.8.9 all Conduits exclusively serving the Demised Premises whether or not within the same

2.8.10 all additions alterations and improvements thereto which may be effected during the Term

2.9        "the Lettable            means the units or parts thereof within the
           Premises"                Mews which are intended to be let or are let
                                    (including the Demised Premises)

2.10       "the Retained            means all and every part of the Mews other
           Premises"                than the Lettable Premises


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2.11.1     "the Common              means the access ways the access road paths
           Parts" staircases roadways emergency exits courtyards bin store area and other areas within the Mews which do not form part of the Lettable Premises and which are intended for the passage of persons or vehicles or for the common use and enjoyment of the Landlord and the Tenants or occupiers of the Lettable Premises

2.11.2     "the Internal            means the entrance hall staircases landings
           Common Parts"            and all other parts of the Building
                                    (if any) available for use by the Tenant and other occupiers of the Building

2.12       "the Access Road"        means the private road giving access to
                                    Blythe Road

2.13       "Conduits"               means sewers drains channels watercourses
                                    gutters grooves pipes ducts wires cables and other apparatus associated therewith and any other conducting medium for the passage of soil water gas electricity telephone telecommunication and other services and supplies

2.14       "the Term"               means the term specified in item 1.5 of the
                                    Particulars

2.15       "the Termination         means the date of expiration or sooner
           Date"                    determination of the Term

2.16       "the Rent"               means the sums specified as the Rent in item
                                    1.7 of the Particulars or such other sum as shall for the time being be the Rent under the provisions of the Fourth Schedule

2.17       "the Insurance Rent"              means :

2.17.1 a fair and reasonable proportion (to be determined by the Surveyor in his absolute discretion) of the amount which the Landlord expends for insuring the Mews against the Insured Risks (and on the basis that the Landlord will be entitled to full recovery of the total amount expended in respect of such insurance of the Mews from all the tenants of the Lettable Premises if all the Lettable Premises are let or occupied)

2.17.2 the additional cost of insuring or causing to be insured any part of the Mews which is reasonably attributable to the use or occupation or any activity carried on upon the Demised Premises

2.17.3 the cost of insuring against the risk of the loss for the Loss of Rent Period of the Rent and the Service Charge (and such loss of rent insurance shall allow for and include provision for


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

                                    reasonable and proper anticipated increases in Rent and Service Charge from their respective dates of review)

2.18       "the Insured             means such of the following risks as may
           Risks"                   from time to time be included in any policy
                                    of insurance effected under the terms of the Lease fire lightning explosion (so long as such risks can be insured against with United Kingdom insurance offices of repute or at Lloyds of London) and such other risks as the Landlord reasonably deems necessary to insure against which shall include if the Landlord reasonably deems appropriate at its discretion

2.19       "the Service             means the sum by way of additional rent
           Charge"                  specified as the Service Charge in item 1.11
                                    of the Particulars or such other sum (if any) as shall for the time being the Service
                                    Charge under the provisions of the Fifth
                                    Schedule

2.20       "Requisite               means a notice in writing to the Tenant
           Notice"                  seven (7) days before any entry is made on
                                    the Demised Premises PROVIDED THAT in the case of an emergency such notice as may be possible shall be given

2.21       "Interest"               means

2.21.1 interest at the rate of 4% above Barclays Bank PLC's Base Rate for the time being (which interest rate shall still apply after and notwithstanding any judgment of the Court) payable from the date when the sum is due in respect of the Rent and the Insurance Rent and in the case of any other sum the date of demand for the sum upon which interest is to be paid to the Landlord in each case until the date of payment to the Landlord

2.21.2 In the event of the Base Rate of Barclays Bank PLC (in this sub-clause called "Base Rate") being abolished then any references in this Lease to Base Rate shall have effect as if there had been substituted from time to time for Base Rate the base or nearest equivalent rate of such other clearing bank as shall from time to time be notified by the Landlord to the Tenant in writing

2.22       "Person"                 includes a company corporation or other body
                                    legally capable of holding land

2.23       "the Planning            means the Town and Country Planning Act 1990
           Acts"                    and any future legislation of similar nature

2.24       "Decorate"               means in a good and workmanlike manner and
                                    to the reasonable satisfaction of the
                                    Surveyor to prepare and paint with two coats at least of good quality paint and to prepare make good clean treat and restore with paper varnish stain polish or other suitable good quality decorative materials all parts of the Demised Premises as are usually so dealt with

2.25       "the Landlord's          means and includes the Landlords workmen
           Agents"                  servants agents lawful visitors mortgagees
                                    prospective purchasers and lessees and all other persons authorised by the Landlord whose authorisation is evidenced in writing to the Tenant if the Tenant reasonably requests

2.26       "the Surveyor"           means any person or firm appointed by the
                                    Landlord (including an employee of the
                                    Landlord or a Group Company of the Landlord) to manage the Mews or to perform any of the functions of the Surveyor under this Lease whose appointment is evidenced in writing to the Tenant if the Tenant reasonably requests

2.27       "the Loss of Rent        means the period of three years calculated
           Period"                  from the date upon which the Demised
                                    Premises shall have been destroyed or so damaged by any of the Insured Risks so as to render them unfit for occupation and use
                                    (including if applicable any period
                                    subsequent to the Termination Date)

2.28       "Working Day"            means a day upon which Clearing Banks in the
                                    City of London are open for normal business

2.29       "the 1954 Act"           means Part II of the Landlord and Tenant Act
                                    1954

2.30       "Group Company"          means a company which is within the same
                                    group of companies as the Tenant or if a holding company of the Tenant (being for these purposes a company which owns more than 50% of the issued share capital directly or indirectly of the Tenant) or if a subsidiary of the Tenant or such holding company

2.31 Any reference to an Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall include all instruments notices order plans regulations consents permissions and directions for the time being made issued or given thereunder or drawing validity therefrom

2.32 The masculine includes the feminine and the singular the plural and vice versa


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2.33      Where the Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and separately

2.34 References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to any superior landlord and any mortgagee of the Demised Premises and to all persons properly authorised by the Landlord and any superior landlord or mortgagee (including agents professional advisers contractors workmen and others) whose authorisation is evidence in writing to the Tenant if the Tenant reasonably requests

2.35 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit such act or thing to be done and use its reasonable endeavours to prevent such act or thing being done by a third party

2.36 The Terms "the parties" or "party" mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Receivers and the Guarantor

2.37 References in this Lease to any clause sub-clause paragraph or Schedule without further designation shall be construed as a reference to the clause sub-clause paragraph or Schedule to this Lease so numbered or lettered

2.38 Paragraph and schedule headings (if any) in and the front cover and Index to this Lease shall be deemed not to form part of this Lease and shall not be taken into account in the construction of interpretation thereof

3.        DECLARATION BY RECEIVERS AND LEASE

3.1       Declaration

          The Receivers declare:

3.1.1 The Landlord charged the Mews by way of legal mortgage by a Legal Charge dated 30th June 1987 and made between the Landlord (1) and Gamlestaden Limited(2) and a further Legal Charge dated 15th November 1989 made between the Landlord (1) and Gamlestaden Plc (2) and under the power conferred by those legal charges the Receivers were appointed and powers of leasing delegated by a deed dated 15th June 1992 between Skandinaviska Enskilda Banken (1) Gamlestaden Plc (2) and the Receivers (3)

3.1.2     The Receivers are acting for the Landlord in the grant of this lease

3.1.3 The Receivers are exercising the leasing powers conferred by the Law of Property Act 1925 and otherwise

3.2       Demise

          THE LANDLORD LETS the Demised Premises to the Tenant TOGETHER WITH the rights specified in the First Schedule BUT EXCEPT AND RESERVING the rights specified in the Second Schedule from and including the Date of Commencement of the Term for the Term SUBJECT TO and where applicable with the benefit of the covenants and other matters specified in the Third Schedule so far as they still subsist and are capable of being enforced and relate to or affect the Demised Premises

3.3       Rents

          THE TENANT PAYING yearly and proportionately for any fraction of a year

3.3.1 First the Rent the Insurance Rent and the Service Charge at the times and in the manner specified in items 1.7, 1.9 and 1.11 of the Particulars respectively and

3.3.2 Secondly Interest which becomes due pursuant to clause 4.4 and all other sums whatsoever as shall become payable by the Tenant to the Landlord under the provisions of this Lease

          ALL which payments are hereby reserved as rent

4.        THE TENANT'S COVENANTS

          THE TENANT COVENANTS WITH THE LANDLORD as follows:-

4.1       To pay Rent and Service Charge

          To pay the Rent the Insurance Rent and the Service Charge at the times and in the manner described in items 1.7, 1.9 and 1.11 of the Particulars and without any deduction (except only such as a lessee may by law be entitled to make notwithstanding any contract to the contrary)

4.2       Outgoings

4.2.1 To pay all existing and future rates taxes assessments impositions and outgoings assessed or imposed on or in respect of the Demised Premises (whether assessed in imposed on the Landlord or the Tenant) except any tax in respect of:-

4.2.1.1   the rents payable under this Lease

4.2.1.2   the grant of this Lease

4.2.1.3 any dealing disposal of deemed disposal by the Landlord or any superior landlord with the reversion (whether immediate or not) to this Lease


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

4.3       Statutory services

          To pay for all gas electricity and water consumed on the Demised Premises including all meter rents in connection therewith and to observe and perform all the terms and conditions of supply thereof and to keep the Landlord indemnified in respect thereof

4.4       Interest on Arrears

          If the Rent shall not be paid on the date when it is due or if the Insurance Rent the Service Charge or other sums payable by the Tenant to the Landlord under this Lease shall be due but unpaid for 21 days to pay on demand to the Landlord (if the Landlord shall so require) Interest Provided that this sub-clause shall not prejudice any other right or remedy in respect of such money

4.5       Fit out Repair decoration and maintenance

4.5.1     Repair

          At all times during the Term to repair and to keep the demised Premises in good and substantial repair and condition save that:-

          4.5.1.1 the Landlord will carry out and covenants with the Tenant so to do at its own cost the items of work detailed in Annexure "A" within 6 months of completion of this Lease to the reasonable satisfaction of the Tenant's Surveyor

          4.5.1.2 the Tenant shall not be liable to remedy the defects in the demised premises and other areas detailed in Annexure "B" nor to contribute towards the cost of any remedial works or repairs so mentioned or arising from such defects

4.5.2     To decorate interior

4.5.2.1 to Decorate the interior of the Demised Premises during the fifth year of the Term

4.5.2.2 to Decorate the interior of the Demised Premises in the last six months of the tenth year of the Term

4.5.3     Repair and replace Landlord's fixtures and fittings

          To repair or replace forthwith by articles of similar kind and quality any fixtures fittings or equipment (other than Tenant's fixtures and fittings) in the Demised Premises which shall become in need of repair or replacement

4.5.4     To yield up

          At the Termination Date to yield up the Demised Premises duly repaired and decorated in accordance with the provisions of this clause 4.5 and clear of any furniture equipment goods and refuse to remove every moulding sign writing or painting of the name or business of the Tenant or other occupiers (if any) and to make good all damage caused by the removal thereof and of the Tenant's fixtures fitting furniture and effects to the Demised Premises

PROVIDED THAT:-

            (a) all work referred to in this clause 4.5 shall be done with good and suitable materials of their several kinds in a good and workmanlike manner and to the reasonable satisfaction of the Landlord's surveyor and in relation to external maintenance and repair using such materials as may in the reasonable opinion of the Surveyor be necessary or desirable in order to maintain a high standard of maintenance and repair to the Estate as a whole

            (b) damage by any of the Insured Risks is excepted from the Tenant's liability under this clause 4.5 save to the extent that the whole or any part of the insurance money is irrecoverable by reason of any act or default of the Tenant its servants agents or lawful visitors and the Tenant fails to make up the deficiency pursuant to clause 4.21.3 or by reason of some limitation or condition properly imposed by the insurers

            (c) the Tenant shall pay the Landlord's proper legal and surveyor's fees incurred as a result of any breach of this clause 4.5

4.6       Maintenance

4.6.1 To keep the Conduits which solely serve the Demised Premises clear and unobstructed

4.6.2 To keep clean both the interior and exterior faces of the windows and any glass in the doors of the Demised Premises

4.7       To maintain party walls

          To maintain at the equally shared expense of the Tenant and the tenants of the adjoining Lettable Premises within the Building the walls that divide the Demised Premises from the adjoining Lettable Premises within the Building (if any) (which walls shall be deemed to be party walls within the meaning of Section 38 of the Law of Property Act 1925)

4.8       To repair on notice

4.8.1 To make good any defect in repair or decoration of the Demised Premises for which the Tenant is liable in accordance with the Tenant's covenants and of which the Landlord has given notice in writing such making good to be commenced within a period of two months from the date of the Landlord's notice (or sooner if considered necessary by the Landlord or the Landlord's surveyor) and to be completed as soon as reasonably possible


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4.8.2     If the Tenant shall not comply with clause 4.8.1 hereof the Landlord may (but shall not be obliged to) enter the Demised Premises and make good such defects and the proper expense of doing so (including surveyor's or architect's fees) shall be repaid by the Tenant on demand

4.9       To comply with statutory requirements

4.9.1 To execute all works and to do all things on or in respect of the Demised Premises which are required by the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Health and Safety at Work Act 1974 or any other present or future Act of Parliament and at all times to keep the Landlord indemnified against all costs claims demands and liability in respect thereof

4.9.2 To comply with all requirements of any present or future Act of Parliament as to the use of or otherwise concerning the Demised Premises

4.9.3 Upon receipt of any notice order proposal requisition direction or other thing from any competent authority affecting or likely to affect the Landlord's interest in the Demised Premises or the use thereof at the Tenant's own expense forthwith to deliver to the Landlord a copy of such notice order requisition direction or other thing AND at the request and cost of the Landlord to make or join the Landlord in making such reasonable representations in respect thereof as the Landlord shall in its reasonable discretion deem expedient Provided always that notwithstanding any other provision contained in this Lease to the contrary the Landlord's consent shall not be unreasonably withheld or delayed to any works required to be carried out pursuant to this clause 4.9

4.10      To permit entry

          To permit the Landlord and such of the Landlord's Agents as shall be proper for the purpose at all reasonable hours upon Requisite Notice and to the extent that such matters cannot reasonably be effected without such entry to enter and remain upon the Demised Premises with all necessary appliances for the purpose of:-

4.10.1 viewing and recording the condition of the Demised Premises and to take schedules of dilapidations or of the Landlord's fixtures and fittings

4.10.2 repairing maintaining altering or cleaning the Retained Premises or the Mews

4.10.3 complying with any of its obligations or exercising any of its rights under this Lease or for any other reasonable purpose connected with the Demised Premises


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

          PROVIDED that the Landlord and the Landlord's Agents shall cause as little damage or disturbance as is reasonably possible in exercising such right and the Landlord shall as soon as is reasonably practicable make good all damage to the Demised Premises and any fixtures and fittings caused by such entry

4.11      To permit disposal board

4.11.1 During the last six months of the Term to allow a letting board or notice to be displayed on the Demised Premises (unless the Tenant is in course of renewing this Lease pursuant to the 1954 Act) and during the Term to allow a sale board or notice to be displayed on the Demised Premises (but not so that any board or notice unnecessarily obstructs the light or access to the Demised Premises) and to allow such of the Landlord's Agents as shall be proper for the purpose to view the Demised Premises at all reasonable times by prior appointment

4.11.2 During the Term at all convenient hours in the daytime to permit all prospective purchasers of or dealers in the Landlord's reversionary interest by order in writing of the Landlord or the Landlord's Agents to view the Demised Premises without interruption subject to Requisite Notice being given

4.12      Dealings

4.12.1 The Demised Premises shall not be held on trust for another and there shall not at any time be any assignment transfer sub-letting parting with or sharing of possession or occupation of the whole or any part of the Demised Premises (whether by the Tenant or any person deriving title through or under the Tenant) PROVIDED THAT if all the following relevant conditions of this clause 4.12 are complied with the following transactions will be permitted with the previous consent in writing of the Landlord which shall not be unreasonably withheld or delayed:-

4.12.1.1 an assignment of the whole of the Demised Premises by the Tenant on terms which comply with the conditions set out in clause 4.12.2

4.12.1.2 a sub-lease of the whole of the Demised Premises by the Tenant on terms which comply with the conditions set out in clause 4.12.3

4.12.1.3 a sub-lease of part of the Demised Premises by the Tenant or by a sub-lessee of the whole of the Demised Premises on terms which comply with the conditions set out in clause 4.12.4

4.12.1.4 The Tenant or a permitted sub-lessee of the whole of the Demised Premises being a company shall be entitled to share occupation of the Demised Premises or any part thereof with a Group Company of the Tenant or the permitted sub-lessee on condition that

          (i)       no tenancy is thereby created

          (ii) the Tenant shall give to the Landlord prior notice of such occupation and written notice of the cessation of such occupation within one month after such cessation and

          (iii) any such occupation of the Demised Premises or any part thereof shall cease upon the company in occupation ceasing to be a Group Company of the Tenant or the permitted sub-lessee as the case may be hereupon such company shall forthwith vacate the Demised Premises or such part thereof of which it is in occupation

4.12.2 On a permitted assignment of the whole of the demised Premises the following conditions shall apply:-

4.12.2.1 the intended assignee shall covenant with the Landlord during the residue of the Term to observe and perform all the covenants on the part of the Tenant and the conditions contained in this Lease

4.12.2.2 if the intended assignee shall be a limited liability company then if the Landlord shall reasonably so require there shall be provided a guarantor or guarantors or a reasonable rent deposit sufficient in the opinion of the Landlord (acting reasonably) for such company and

4.12.2.3 such guarantor or guarantors shall prior to such assignment (jointly and severally if more than one) but with effect therefrom enter into covenants with the Landlord in the form set out in the Sixth Schedule

4.12.3 On a permitted sub-lease of the whole of the Demised Premises the following conditions shall apply:-

4.12.3.1 the sub-lease shall be granted without any fine or premium at a rent not less than the open market rental value of the premises to be sublet such rent being payable in advance on the days on which rent is payable under this Lease

4.12.3.2 (if for a term of more than 5 years or for a term which bridges a Rent Review Date under this Lease) the sub-lease will contain provisions for the review of the rent reserved by such sub-lease on the basis and on the date on which the Rent is to be reviewed in this Lease

4.12.3.3 the sub-lease will prohibit the sub-lessee from doing or allowing any act or thing in relation to the sub-let premises inconsistent with or in breach of the provisions of this Lease

4.12.3.4 the sub-lease will contain provisions for re-entry and forfeiture on breach of any covenant by the sub-lessee

4.12.3.5 prior to any permitted sub-letting the Tenant will procure that the sub-lessee enters into a direct covenant with the Landlord to observe and perform the covenants on the part of the Tenant contained in this Lease (other than as to the payment of the

          Rent) so far as the same are not inconsistent with the other provisions of this clause 4.12.3

4.12.3.6 the sub-lease will contain an absolute prohibition against all dispositions of or other dealings whatever with the premises sub-let other than the following transactions with the Landlord's consent not to be unreasonably withheld

          (i) an assignment of the whole of the premises sublet on the conditions set out in clause 4.12.2

          (ii) a sub-letting of part of the Demised Premises on the conditions set out in clause 4.12.4

4.12.4 On a permitted sub-lease of part of the Demised Premises the following conditions will apply:-

4.12.4.1 the sub-lease will contain provisions identical to those listed in sub-clause 4.12.3.1 to 4.12.3.4 above

4.12.4.2 the sub-lease will contain an absolute prohibition against all dispositions of or other dealings whatever with the premises sub-let other than with the previous consent in writing of the Landlord which shall not be unreasonably withheld or delayed in the case of any assignment of the whole of the premises sub-let which complies with the conditions contained in clause 4.12.2

4.12.4.3 prior to any permitted sub-letting the Tenant will procure that the sub-lessee enters into a direct covenant with the Landlord to observe and perform the covenants on the part of the Tenant contained in this Lease (other than as to the payment of the Rent and the Insurance Rent and the Service Charge) so far as the same relate to the premises sub-let and are not inconsistent with the other provisions of this clause 4.12.4

4.12.5 The Tenant will enforce the performance and observance by every sub-lessee of the provisions of every sub-lease and not at any time either expressly or by implication waive any breach of the covenants or conditions on the part of any sub-lessee or assignee of any sub-lessee nor (without the consent of the Landlord such consent not to be unreasonably withheld or delayed) vary the terms or accept a surrender of any permitted sub-lease

4.12.6 Not to be party or privy to any agreement or arrangement for the commutation in whole or in part of any annual rent to be reserved and made payable by any sub-lease and no rent reserved by a sub-lease shall be payable more than one quarter in advance Provided always that this clause 4.12.6 shall not preclude the Tenant from agreeing with any sub-lessee any rent-free period or period at a concessionary rent as a term of the grant and acceptance of a sub-lease

4.12.7 To observe and perform all the obligations imposed on the Tenant as sub-lessor under any sub-lease and to use all reasonable endeavours to ensure the due performance by any sub-lessee of all the obligations under any sub-lease

4.12.8 Upon every application for consent required by this clause 4.12 to disclose to the Landlord such information as to the terms of the proposed transaction as the Landlord shall reasonably require in order to satisfy itself that this clause 4.12 is being complied with

4.12.9 From time to time on reasonable demand during the Term to furnish the Landlord with particulars of any derivative interest of or in the Demised Premises including particulars of the rents payable in respect thereof and such copy documents as the Landlord may reasonably require in respect thereof

4.12.10 Not to grant any sub-lease for a term in excess of 5 years and not to grant any sub-lease which is not excluded by agreement of the sub-tenant from the security provisions of Part II of the 1954 Act

4.13      Registration of Dealings

4.13.1 Within twenty eight days after its date to provide the Landlord's solicitors with a true copy of every assignment charge sub-lease or document evidencing a devolution of this Lease the Demised Premises or any part thereof paying a reasonable fee not being less than (pound)30 plus Value Added Tax for each such registration

4.13.2 To include in every sub-lease of the Demised Premises or any part thereof a covenant by the sub-lessee to register such documents as are described in paragraph 4.13.1 with the solicitors for the Landlord under this Lease in the manner described and to take all necessary steps to enforce such covenant

4.14      Alterations

4.14.1 Not to erect any new or additional buildings or other structures upon the Demised Premises

4.14.2 Not to make any alterations or additions to the structure or exterior of the Demised Premises and not to puncture cut or pierce the structural walls or floor slabs bounding or within the Demised Premises and not to knock through to or unite the Demised Premises with any adjoining unit in the Mews Provided that if the Tenant is unable to accommodate pipe or cable runs within the vertical duct provision of the Demised Premises then the Tenant shall be entitled to create (subject to the Tenant obtaining the prior written consent of the Landlord which shall not be unreasonably withheld or delayed) pipe or cable runs vertically between the floors notwithstanding that such alterations or additions may be of a structural nature

4.14.3 Not to make any alterations or additions or to carry out any works in or to the Demised Premises which in the reasonable opinion of the Landlord may affect the efficient operation of the heating and ventilating system and apparatus within the Demised Premises

4.14.4 Subject to the foregoing provisions of this clause not to make any non-structural alterations or additions to the interior of the Demised Premises or to alter or replace the entrance doors to the Demised Premises or to affix any aerial or telecommunication dish to the exterior of the Demised Premises except with the Landlord's written consent (which shall not be unreasonably withheld or delayed) and (if required by the Landlord) in accordance with drawings and specifications previously submitted to and approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)

4.14.5 The Tenant may carry out the erection alteration or removal of non structural demountable partitioning without obtaining the consent of the Landlord subject to

4.14.5.1 the submission of drawings to the Landlord prior to the commencement of such work detailing the said alteration or removal and showing the proposed layout after any such work is completed

4.14.5.2 the strict condition that such work will not and does not affect the efficient or designed use operation and maintenance of the services in or to the Demised Premises

4.15.5.3 an obligation to reinstate the Demised Premises at the Termination Date to the state and condition in which the same were prior to such erection alteration or removal (if so required by the Landlord)

4.14.5.4 the obtaining by the Tenant of all necessary consents whether statutory or otherwise

4.14.5.5  all such works being carried out at the Tenant's sole risk

4.14.6 By the Termination Date if so required by the Landlord to reinstate the Demised Premises to the same condition as they were in at the date of the grant of this Lease such reinstatement to be carried out to the reasonable satisfaction of the Landlord

4.15      Advertisements and Signs

4.15.1 Not to affix to or exhibit on the outside of the Demised Premises or to or through any window of the Demised Premises any figure or letter or any pole flag signboard advertisement inscription bill placard or sign whatsoever

4.15.2 Within fourteen days of the occupation of the Demised Premises to supply to the Landlord or the Surveyor full details of the

          Tenant's name and business for the purpose of the preparation by the Landlord's contractor of a sign or signs to the Landlord's specification to be placed in a position designated by the Landlord and to reimburse to the Landlord on demand all costs incidental to the making and installation of the same

4.16      Plant Machinery and apparatus

4.16.1 Not to install or use in or upon the Demised Premises any machinery or apparatus which causes noise or vibration which can be heard or felt in any adjoining unit or in the remainder of the Mews

4.16.2 Not to load or use the floors ceilings and structure of the Demised Premises beyond its design capacity or in any manner which will cause strain or damage thereto

4.16.3 To make good all damage caused to the Demised Premises by the installation operation or removal of any plant machinery or apparatus

4.17      Gas and Electrical installations

4.17.1 Not to alter or extend the electrical or gas installations or electrical wiring in the Demised Premises save in accordance with the standards of the Institution of Electrical Engineers or the Institution of Gas Engineers (as the case may be) and with the Landlord's written consent such consent not be unreasonably withheld or delayed

4.17.2 Not to use any apparatus which overloads the electrical or gas installations in the Demised Premises

4.18      General restrictions concerning the use of Demised Premises

4.18.1 Not to use any part of the Demised Premises for the repair of machines or apparatus of any kind or for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose nor for any sale by auction nor for gaming and not to commit any nuisance or do anything which may be or become a nuisance annoyance or inconvenience or cause damage or disturbance to the Landlord or the lessees or occupiers of the remainder of the Mews

4.18.2 Not to allow empty containers or rubbish or refuse of any description to accumulate upon the Demised Premises and provide facilities within the bin store within the Mews for the keeping of refuse in proper receptacles readily accessible for collection by the public cleansing department of the local authority and as regulated by the department

4.18.3 Not to discharge into any Conduit any deleterious matter or any substance which might damage or be or become a source of danger or injury to the drainage system of the Demised Premises or any other property

4.18.4    Not to allow any person to reside or sleep on the Demised Premises

4.18.5 Not to play or use any musical instrument loudspeaker tape recorder gramophone wireless television set or other equipment which reproduces music or speech in the Demised Premises so that it can be heard in any adjoining unit or in the remainder of the Mews

4.18.6    Not to keep any live animal fish reptile or bird in the Demised
          Premises

4.19 Restrictions and Regulation concerning use of Common Parts and Internal Common Parts

4.19.1 Not to cause the Common Parts or the Internal Common Parts to become untidy or in a dirty condition

4.19.2 Not to stand place deposit or expose outside any part of the Demised Premises any goods materials articles or things whatsoever for display or sale or for any other purpose nor cause any obstruction of the Common Parts or the Internal Common Parts

4.19.3 To observe and perform such lawful regulations and directions as the Landlord may from time to time make or give for the orderly and convenient use and enjoyment and proper management of the Mews and in particular but without prejudice to the generality of the foregoing

          (i) to abide at all times by any regulations made by the Landlord in respect of fire precautions relating to the Demised Premises the building and the Mews and in respect of means of escape from or through the Demised Premises and in particular but without prejudice to the generality of the foregoing to keep the staircases and emergency exits to the building clear at all times

          (ii) at all times to observe and perform all reasonable proper and necessary restrictions and obligations from time to time imposed by the Landlord in respect of the access road and to keep the Landlord at all times fully and effectually indemnified against all actions costs claims and demands for which the Landlord may be liable arising from any act or omission of the Tenant its servants agents or visitors in respect of the access road or the use thereof

          (iii) to comply at all times with any regulations or directions from time to time made or given by the Landlord or the relevant authority relating to the disposal of rubbish from the Demised Premises and in particular (but without limiting the generality of the foregoing) to clear rubbish at least once a day from the Demised Premises and only to place rubbish in such areas on the Mews securely fastened in suitable containers as may be designated for the purpose leaving the said designated areas tidy at all times

4.19.4 Not to use the car parking space (if any) allocated by the Landlord for the use of the Tenant otherwise than for the parking of a private motor vehicle belonging to the Tenant or to the person for the time being entitled to beneficial occupation of the Demised Premises its employees or lawful visitors

4.19.5 Not to use any part of the underground car park or the access road for the servicing or repair of any motor vehicle nor for the discharge of fuel

4.19.6 Not to load or unload vehicles except in the part of the Mews designated for such purpose by the landlord and in the course of such loading or unloading:-

          (i) to comply with all reasonable requirements and regulations of the Landlord

          (ii) not to cause any unnecessary obstruction nor allow any vehicle to remain standing for any period longer than is reasonably necessary for the delivering or taking away of goods from the Demised Premises

4.19.7 Not to allow vehicles to obstruct access by other lessees of the lettable premises to any part or parts of the lettable premises

4.19.8    At all times to act reasonably in relation to other users of the Mews

4.20      Use of Demised Premises

          Not to use the Demised Premises or any part thereof otherwise than in accordance with the provisions for use in item 1.10 of the Particulars and not to use the same or any part thereof for any other purpose without the previous written consent of the Landlord first having been obtained such consent not to be unreasonably withheld

4.21      Not to invalidate insurance

4.21.1 Not to do anything which may prejudice any policy of insurance for the time being in force in respect of any part of the Building or which may result in such insurance becoming void or voidable or the rate of premium under such insurances being increased (unless the Tenant pays all additional premiums in respect thereof) and the Tenant will at all times comply with all proper requirements of the insurers of the Demised Premises whether the same relate to the Demised Premises or to the use thereof or to any fixtures fittings equipment or chattel whatsoever therein or thereon

4.21.2 To repay to the Landlord on demand all sums paid by way of increased premiums and all losses or damages suffered by the Landlord by reason of any breach by the Tenant of clause 4.21.1

4.21.3 In the event of the Demised Premises or any thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of a breach by the Tenant of clause 4.21.1 then and in every such case to pay to the Landlord forthwith (in addition to the Insurance Rent) the whole or (as the case may require) a fair proportion of the monies so rendered irrecoverable

4.21.4 In the event of the demised Premises or any part thereof being destroyed or damaged by any of the Insured Risks to give written notice thereof to the Landlord as soon as practicable but in any event within two working days of such destruction or damage coming to the notice of the Tenant

4.22      Fire requirements

          At all times during the Term:-

4.22.1 to comply with all requirements from time to time of the appropriate authority in relation to fire precautions affecting the Demised Premises and

4.22.2 to provide install and maintain such suitable fire prevention and extinguishing equipment to the standard required by the local authority fire officer but not so as to oblige the Tenant to install or pay for any water sprinkler or other similar system

4.23      Tenant's Insurances

4.23.1 To maintain in force throughout the Term adequate and sufficient insurance in respect of the Demised Premises against liability to third parties for injury to or death of any person or damage to any property

4.23.2 To produce to the Landlord on request the policy relating to any insurance specified in paragraph 4.23.1 or details thereof and evidence of payment of the current premium and to discharge any premium payable in respect thereof upon the same becoming due

4.23.3 To indemnify the Landlord in respect of any loss or damage which the Tenant is obliged to insure against under this sub-clause

4.24      Notices

4.24.1 To supply the Landlord with a copy of any notice order or proposal for a notice or order affecting the Landlord's interest in the Demised Premises or the user thereof served on the Tenant by any competent authority (or received by the Tenant from any sub-lessee) as soon as reasonably practicable after it is received by the Tenant and without delay to take all reasonable or necessary steps to comply with any such notice or order so far as such compliance is within the Tenant's obligations hereunder

4.24.2 At the request and cost of the Landlord to make or join with the Landlord in making such reasonable objections or representations against or in respect of any such notice or order as the Landlord shall reasonably require

4.25      As to the Planning Acts

          In relation to the Planning Acts

4.25.1 not to do anything on or in connection with the Demised Premises the doing of which shall be a contravention of the Planning Acts and to indemnify the Landlord in respect thereof

4.25.2 to give notice forthwith to the Landlord of any notice order or proposal for a notice or order served on the Tenant under the Planning acts and if so required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making such reasonable objections or representations in respect of any such proposal as the Landlord may reasonably require

4.25.3 to comply at the Tenant's own cost with any notice or order served on the Tenant under the provisions of the Planning Acts and which relates to the Tenant's use and occupation of the demised premises

4.25.4 not to make or permit to be made any application for planning permission in respect of the Demised Premises or any part thereof without the prior approval of the Landlord and not to implement any planning permission or approval until the same has been submitted to and approved by the Landlord provided that approvals to such application and/or implementation shall not be unreasonably withheld or delayed for alterations or other matters which are otherwise authorised under this Lease

4.25.5 unless the Landlord shall otherwise direct the Tenant shall carry out before the Termination Date any works stipulated to be carried out to the Demised Premises subsequent to such date as a condition of any planning permission which may have been implemented by the Tenant during the Term

4.25.6 if the Tenant shall receive any compensation with respect to the Tenant's interest hereunder because of any restrictions placed upon the user of the Demised Premises under or by virtue of the Planning Acts then if and when the Tenant's interest hereunder shall be determined howsoever that event may occur except by effluxion of time the Tenant shall forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

4.25.7 not without the Landlord's previous consent in writing not to be unreasonably withheld or delayed to enter into any agreement with any competent authority regulating the development or use of the Demised Premises

4.25.8 if and when called upon so to do to produce to the Landlord all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this clause
          4.25 have been complied with in all respects

          Provided always that notwithstanding any other provisions contained in this Lease to the contrary the Landlord's consent shall not be unreasonably withheld or delayed to any works required to be carried out pursuant to this clause 4.25

4.26      To preserve easements

          At all times to afford to the Landlord such reasonable facilities and assistance at the cost of the Landlord as may be reasonably necessary to enable the Landlord to prevent anyone acquiring any right of light or other easement over the Demised Premises

4.27      Costs

          To pay to the Landlord all proper costs charges and expenses (including bailiff's commission and professional adviser's costs and fees) incurred by the Landlord or any superior landlord

4.27.1 In or in bona fide contemplation of any proceedings under Sections 146 or 147 of the Law of Property Act 1925 including the preparation and service of notices thereunder (notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)

4.27.2 In the preparation and service at any time during or within six months after the Termination Date of a Schedule of Dilapidations accrued at any time during the Term

4.27.3 In connection with any breach of covenant by or the recovery of arrears of rent due from the Tenant hereunder

4.27.4 In respect of any application for consent required by this Lease whether or not such consent be granted (except where such consent may not under the terms hereof or by statute or statutory instrument be unreasonably withheld but is so unreasonably withheld or is proffered subject to unreasonable qualification or condition)

4.28      VAT

4.28.1 To pay to the Landlord Value Added Tax at the rate for the time being in force chargeable in respect of any taxable supplies (within the meaning of Valued Added Tax Act 1983 or any statutory provisions amending or replacing the same) made by the Landlord to the Tenant under the terms of or in connection with this Lease and in every case where the Tenant covenants to pay an amount of money under this Lease such amount shall be regarded as being exclusive of all Value Added Tax which may from time to time be legally payable thereon

4.28.2 To the extent that any payments made by the Tenant to the Landlord hereunder are recoverable in the same manner as if they were rent then any Value Added Tax payable by the Tenant thereon shall also be recoverable in the same manner as if it were rent

4.28.3 In every case where the Tenant has agreed to reimburse the Landlord in respect of any taxable supplies made to the Landlord under the terms of or in connection with this Lease (where such taxable supplies do not in turn constitute or form part of taxable supplies made by the Landlord to the Tenant to which clause 4.28.1 applies) then the Tenant shall also reimburse any Value Added Tax paid by the Landlord on such payment save to the extent that such Value Added Tax is recoverable by the Landlord

4.29      New Guarantor

          Within twenty working days of the death during the Term of any person who has or shall have guaranteed to the Landlord the Tenant's obligations contained in this Lease or of such person becoming bankrupt or having a Receiving Order made against him or being a Company passing a Resolution to wind up or entering into liquidation or having a receiver or administrative receiver appointed then to give notice thereof to the Landlord and if so required by the Landlord at the expense of the Tenant within three months to procure some other person sufficient in the reasonable opinion of the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form set out in the Sixth Schedule

4.30      Indemnity

          To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:

4.30.1 any act omission or negligence of the Tenant or any persons at the Demised Premises expressly or impliedly with the Tenant's authority or

4.30.2 any breach or non-observance by the Tenant of the covenants conditions of this Lease

4.31      Observe Third Schedule matters

          To observe and perform the provisions of the documents specified in the Third Schedule so far as the same affect the Demised Premises and still subsist and are capable of being enforced and to indemnify and keep the Landlord indemnified in respect of all liability arising from any failure by the Tenant so to do

4.32      Interest during Breach of Covenant

          In the event of:-

4.32.1 There being any breach by the Tenant of the covenants on the Tenant's part herein contained and

4.32.2 The Landlord having notified the Tenant in writing that by reason thereof the Landlord will not for the time being accept any sums (including the Rent and/or the Insurance Rent and/or the Service Charge) payable by the Tenant under the provisions of this Lease then and in every such case to pay the Landlord on demand Interest on the amounts due to the Landlord (credit being given for any sums paid by the Tenant and accepted by the Landlord as mesne profits) from the date of the notice served by the Landlord in respect of such breach or from the date when the particular sum fell due (whichever is the later) until whichever is the earlier of either:

          (i) the date of the acceptance by the Landlord of the sum due or;

          (ii) the date that such breach has been remedied and the Tenant has so notified the Landlord in writing

4.33      Security

          If the Tenant shall at any time be in possession of keys to the gates giving access to the Mews to take all steps necessary to preserve the security of the Mews and to keep the Landlord fully and effectually indemnified in respect of any loss arising from any breach of this sub-clause

4.34      Information as to keyholders

          To ensure that at all times the Landlord has written notice of the name home address and home telephone number of at least two keyholders of the Demised Premises

5.        LANDLORD'S COVENANTS

          THE LANDLORD COVENANTS WITH THE TENANT as follows:-

5.1       Quiet Enjoyment

          That as long as the Tenant pays the Rent the Insurance Rent and the Service Charge and complies with the terms of this Lease the Tenant may enjoy the Demised Premises and the right of way hereby granted peaceably during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for the Landlord

5.2       To insure

5.2.1 Unless such insurance shall be vitiated by any act omission or default of the Tenant or of anyone on the Demised Premises or the Mews expressly or by implication with the Tenant's authority at all times through the Term to effect insurance of the Mews:

5.2.1.1 in such reputable insurance office or with such reputable underwriters and through such agency as the Landlord may from time to time decide

5.2.1.2 in the name of the Landlord and such other person as the Landlord may reasonably require

5.2.1.3   for the following sums:

          - such sum as the Landlord shall from time to time be advised by the Surveyor as being the full cost of rebuilding and reinstatement of the mews including architects' surveyors' and other professional fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the mews the cost of debris removal demolition site clearance any works that may be required by statute and incidental expenses and

          - the loss of Rent and Service Charge payable under this Lease from time to time (in the case of the Rent allowing for such increases as are referred to in clause 2.17.3) for the Loss of Rent Period

5.2.1.4 against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Mews and subject to such excesses conditions or limitations as the insurer may properly require

5.2.2 If and whenever so requested by the Tenant to supply the Tenant with satisfactory evidence of the terms and subsistence in effect of the insurance policy or policies to be maintained by the Landlord pursuant to this clause 5.2 and evidence of payment of the current premium or premiums therefore

5.2.3 The Landlord shall not be under any obligation to insure any fixtures or fittings installed by the Tenant which have become part of the Demised Premises or any alterations to the Demised Premises unless the Tenant shall have given to the Landlord written notice of such installation or the carrying out of the same and of the full cost of reinstatement thereof and the Landlord has agreed with the Tenant at its request to effect the insurance thereof

5.2.4 If the Demised Premises or any part thereof or the means of access thereto shall be destroyed or damaged by any of the Insured Risks the Landlord will (subject to payment by the Tenant of any monies rendered irrecoverable pursuant to clause

          4.21.3 hereof) with all due diligence take such steps as may be requisite and proper and use all reasonable endeavours to obtain any necessary consents and approvals under any regulations or enactments for the time being in force to enable the Landlord to rebuild and reinstate the Demised Premises and as soon as such consents and approvals shall have been obtained and subject to any circumstances beyond the control the Landlord to pay out or procure such payment out of all monies received in respect of such insurance (other than loss of Rent and Service Charge) in rebuilding reinstating replacing and making good the Demised Premises or the part or parts thereof or the means of access thereto so destroyed or damaged

5.3       Services

          to use all reasonable endeavours subject to payment at all times of the rents payable hereunder and (without prejudice to the foregoing) of the Tenant's proportion of the Service Charge and unless prevented from so doing by causes beyond the Landlord's control to provide manage and operate the services mentioned in paragraph 5 of the Fifth Schedule hereto in accordance with the principles of good estate management

6.        PROVISOS

          PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED that:

6.1       Right of Re-entry

          The Landlord may at any time after the occurrence of any of the following events re-enter the Demised Premises whereupon this demise shall absolutely determine (but without prejudice to any right of action of the Landlord in respect of any arrears of rent or any antecedent breach of covenant):

6.1.1 If any rent remains unpaid 21 days after it is due (whether formally demanded or not) or

6.1.2 if any covenant or stipulation in the Lease which is to be performed or observed by the Tenant is not performed or observed or

6.1.3 if the Tenant or a Guarantor (or any one party included within the definition of the Tenant or Guarantor) is a company and effects a return or reduction of capital or

6.1.4 if the Tenant or Guarantor (or any one party included within the definition of the Tenant or Guarantor) becomes Insolvent (as defined in Clause 6.2)

6.1.5     if the Tenant or Guarantor ceases to exist

6.2       Insolvency

          "Insolvent" means for the purposes of this part of the Lease:

6.2.1     In relation to a company that:

6.2.1.1 it is deemed unable to pay its debts as defined in section 123 of the Insolvency Act 1986 (referred to as "the Act" in the remainder of this Clause) or

6.2.1.2 a proposal is made for a voluntary arrangement under Part 1 of the Act or

6.2.1.3 a petition is presented for an administration order under Part II of the Act or

6.2.1.4 a receiver or manager is appointed whether under Part III of the Act (including an administrative receiver) or otherwise or

6.2.1.5 it goes into liquidation as defined in Section 247 (2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent) or

6.2.1.6   a provisional liquidator is appointed under Section 135 of the Act or

6.2.1.7 a proposal is made for a scheme of arrangement under Section 425 of the Companies Act 1985 and

5.2.2     in relation to an individual that:

6.2.2.1 an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act or

6.2.2.2 a bankruptcy petition is presented to the Court or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Act or

6.2.2.3 he enters into a Deed of Arrangement or Composition with or for the benefit of his creditors

6.3       Suspension of Rent in case of damage by Insured Risks

          If the Demised Premises or any part thereof or the means of access thereto are destroyed or damaged by any of the Insured Risks so as to render the Demised Premises or any part thereof unfit for occupation and use then (save to the extent that the insurance money if irrecoverable by reason of any act or default of the Tenant or other occupiers of the Demised Premises or their respective servants agents or lawful visitors) the Rent and Service Charge or a fair proportion thereof according to the nature and extent of the damage shall be suspended until the Demised Premises shall have been reinstated so as to be fit for occupation and use or until the expiration of the Loss of Rent Period (whichever is the shorter period) and any dispute concerning this sub-clause shall be referred to arbitration in the manner specified in clause 7

6.4       Determination on Destruction

          If at the expiration of the Loss of Rent Period

6.4.1     the insurance of the Mews effected by the Landlord pursuant to clause
          5.2 has not be vitiated or payment of the policy moneys refused in whole or in part as a consequence of any act omission or default of the Tenant or of anyone on the Demised Premises or the Mews expressly or by implication with the Tenant's authority and the Tenant fails to make up any deficiency pursuant to clause 4.21.3 and

6.4.2 the Landlord shall have been unable to obtain all necessary consents and approvals for the rebuilding and/or reinstatement of the Mews and

6.4.3     this Lease has not been terminated by the doctrine or frustration then either the Landlord or the Tenant shall be entitled by notice in writing to the other to determine this Lease and upon the service of such notice this Lease shall determine without prejudice to any rights or remedies which may then have accrued to either party against the other

6.5       Landlord to have Insurance Moneys on Frustration

          If this Lease shall determine under the provisions of clause 6.4 or has been terminated by the doctrine of frustration then and in either case the insurance monies shall be paid to the Landlord for its own use and benefit

6.6       Landlords right to alter Mews and Adjoining Property

          The Landlord shall be entitled at any time during the Term to pull down alter erect or rebuild extend enlarge or otherwise deal with or permit or suffer to be pulled down altered erected or rebuilt extended enlarged or otherwise dealt with the remainder of the Mews to any extent and in any manner desired and to use any such buildings and erections for any purpose desired provided that the access of light and air to the Demised Premises or any part thereof or any easements right or amenities of any kind for the time being appertaining to or enjoyed with the Demised Premises or any part thereof shall not be thereby materially obstructed or interfered with Provided that notwithstanding anything herein contained the Landlord shall

6.6.1 exercise these rights provided no material interference is caused to the Tenant's use and occupation of the Demised Premises and in such manner as to cause as little interference inconvenience or damage as reasonably possible to the Tenant its business and the Demised Premises and fixtures and fittings therein and the means of access thereto and shall make good any damage occasioned to the Demised Premises and any fixtures and fittings therein and thereon as expeditiously a reasonably possible

6.6.2 only enter the Demised Premises if such works and other matters cannot reasonably be effected without such entry and then only after giving the Requisite Notice and

6.6.3     not endanger the structural stability of the Demised Premises

6.7       No liability in damages

          Save to the extent (if any) that the Landlord is entitled to be indemnified under any policy or policies of insurance effected by the Landlord or the Landlord or its Agents is negligent or in default of its obligations under the terms of this Lease the Landlord shall not be responsible to the Tenant or the Tenant's servants agents or lawful visitors or to any other person in the Demised Premises for any:-

6.7.1     accident happening or injury suffered on the Demised Premises or

6.7.2 damage to or loss of any goods or property sustained on the Demised Premises or

6.7.3 accident or damage (except damage by the Insured Risks) to the Demised Premises or

6.8       As to goods left on the Demised Premises

          If at the end of the Term any goods or effects belonging to the Tenant are left in the Demised Premises for more than 10 working days the Landlord shall have power to sell the same as agent for and on behalf of the Tenant and the Landlord shall pay or account to the Tenant on demand for the proceeds of sale (but not any interest thereon) less any costs of storage and sale reasonably incurred by the Landlord

6.9       Service of Notices

          Save as herein expressly provided to the contrary Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to all notices demands requests or other communications given or made pursuant to this Lease save that any such notice demand request or other communication to be given to or served on any party hereunder which is for the time being a company or corporation shall be given to or served on the company or corporation at its registered office

6.10      Commission on Insurance

          The Landlord may retain for its own benefit any commissions or discounts received or obtained by it on or based on the gross premiums and other costs which would otherwise be paid incurred or suffered by the Landlord in insuring or procuring the insurance of the Mews in accordance with the Landlords covenant in that behalf herein contained

6.11      Exclusion of liability

6.11.1    In this Clause:-

6.11.1.1 "Landlord's Obligations" means all obligations of the Landlord under any covenant or other term of this lease or any document expressed to be supplemental to this lease and all implied obligations of the Landlord under this lease or any such document

6.11.1.2 "Breach" means any breach by the Landlord of the Landlord's Obligations or any of them

6.11.2 No personal liability shall attach to the Receivers in respect of any Breach whenever occurring

6.11.3 The Tenant waives and releases the Receivers from any personal liability under or in respect of his lease which might arise by virtue of section 37(1) and (3) of the Insolvency Act 1986 or otherwise

7.        ARBITRATION

          Where in this Lease there is provision for reference to arbitration then in the absence of any express contrary provision such reference shall be made in accordance with the Arbitration Acts 1950 - 1979 to a single arbitrator to be agreed upon by the parties or failing agreement appointed by the President of The Royal Institution of Chartered Surveyors (or if the President is not available or is unable to make such appointment then by the Vice-President or next senior officer of such Institution then available and able to make such appointment) on the application of either the Landlord or the Tenant

8.        JURISDICTION

          Whatever the nationality residence or domicile of the parties hereto the law of England shall be the proper law of this Lease and the parties hereby submit to the non-exclusive jurisdiction of the English Courts

9.        GUARANTEE

          The Guarantor covenants with the Landlord and (without the need for any express assignment) with its successors in title in the terms specified in the Sixth Schedule

10.       BREAK RIGHT

          The Tenant may determine the Term upon service upon the Landlord of not less than six months prior written notice to that effect expiring on 24th March 1998 and upon payment on the sum of (pound)12,300 (excluding VAT) which payment shall be made upon service of the notice (time to be of the essence of this clause 10)

IN WITNESS whereof this Deed has been duly executed

                               THE FIRST SCHEDULE

                     Rights Benefitting the Demised Premises

The Landlord grants to the Tenant and where necessary and appropriate its sub-lessees permitted occupiers lawful visitors employees and agents (in common with the Landlord and all others entitled) the following rights:-

1. The free and uninterrupted passage and running of water soil gas electricity and other services through the Conduits which are now or may hereafter during the Term be provided by the Landlord for the benefit of the Mews as a whole in on over or under the Mews so far as is necessary for the use of the Demised Premises for the use hereby permitted

2. The right to use the Common Parts and the Internal Common Parts for all proper purposes in connection with the use and enjoyment of the Demised Premises

3.        The right to display:

          3.1       on the notice board at the entrance to the Mews and

          3.2       on the exterior of the building (where appropriate) and

          3.3 on the exterior of the internal wall adjacent to the Demised Premises (where appropriate)

          a name plate or sign in positions and of sizes to be specified and supplied by the Landlord showing the Tenant's name and any other details approved by the Landlord

4. The right of support shelter and protection from any part of the Mews affording the same

5. The right to park five private motor vehicles in the underground car park of the Mews in the spaces allocated from time to time by the Landlord together with all necessary rights of access thereto (but subject to the provisions of paragraph 5 of the Second Schedule)

6. The right in case of emergency only at all times of the day or night for the Tenant its employees visitors licensees and customers to pass over and through the areas shown hatched green on Plans No 1A and 1B including the fire escape staircase therein

                               THE SECOND SCHEDULE

                          Rights Excepted and Reserved

EXCEPT AND RESERVED unto the Landlord and all other persons at any time authorised by the Landlord or otherwise entitled thereto for the benefit only of the remainder of the Mews and the Adjoining Property

1. The free and uninterrupted passage and running of water soil gas electricity and other services and facilities from and to any parts of the Mews and the buildings which now are or may hereafter during the Term be erected thereon through the Conduits which are now or may hereafter during the Term be upon in over or under the Demised Premises

2. The right to maintain in on under or over the Demised Premises at any time during the Term any Conduits plant or machinery for the benefit of any part of the Mews

3. The rights of light air support shelter protection and all other easements and rights now or after the date of this Lease belonging to or enjoyed by other parts of the Mews

4.        (a)       Full and free right for the Landlord to alter (by way of
                    improvement or otherwise) or carry out modifications or extensions or additions to or at the Retained Premises or to or at the Lettable Premises (other than the Demised
                    Premises) in such manner as the Landlord may think fit AND notwithstanding that the access of light and air to the Demised Premises may thereby be interfered with

          (b) Full and free right for any part of the Mews to be erected or constructed after the date hereof and during the Term so that the same obtains subjacent and lateral support or protection from the Demised Premises

          BUT so that such rights or liberties shall not be exercised so to materially prejudice the rights expressly granted to the Tenant in this Lease or materially prejudice the use and enjoyment of the Demised Premises and so that any such works to be carried out will be carried out as efficiently and quickly as possible causing as little disruption as possible to the Tenant's business and the Landlord will make good any loss or damage caused to the Demised Premises by the exercise of this right

5. The right to alter by construction or otherwise the Common Parts and the access way to the car parking area (but so that the Mews is always provided with Common Parts and a car park access way reasonably equivalent to those at present available and serving the same)

6. The right to install retain and alter and maintain light fittings signs traffic signs and public utility signs or notices on the exterior of the Building in positions which do not interfere with the Tenant's access to the Demised Premises or which obscure the windows of the Demised Premises

7. The right to erect and retain scaffolding or other such apparatus on any part of the Retained Premises for the purpose of inspecting repairing maintaining or cleaning the Mews notwithstanding that such scaffolding may temporarily restrict the access of light and air to the Demised Premises provided that no material interference is caused to the Tenant's use and occupation of the Demised Premises

8. The right at any time on Requisite Notice to enter and remain upon the Demised Premises in order to

          (a) inspect or view the condition and state of repair of the Demised Premises and the remainder of the Estate

          (b) inspect cleanse repair remove replace with others alter or execute any works whatever to or in connection with the Conduits easements or services referred to paragraphs 1 2 and 3 of this Schedule

          (c) carry out work or do anything whatsoever comprised within the Landlord's obligations in this Lease whether or not the Tenant is liable to make a contribution

          (d) exercise any of the rights granted to the Landlord by the Lease

          Provided that the rights specified in this paragraph shall be exercisable only:-

          (i) where such rights cannot reasonably be exercised without entry on to the Demised Premises

          (ii) if the Landlord shall cause as little inconvenience as reasonably practicable and make good all damage caused to the Demised Premises as soon as reasonably practicable

                               THE THIRD SCHEDULE

                Matters to which the Demised Premises are subject

The covenants and other matters (other than financial charges) contained or referred to in the registers of title numbers NGL181789 and NGL648550 so far as the same still subsist and are capable of being enforced and affect the Demised Premises

                               THE FOURTH SCHEDULE

                           Provisions for Rent Review

1. In this Schedule the following expressions shall have the following meanings:

1.1       "Rent Review Date"  means the date specified in item 1.8 of the
                              Particulars such date being hereinafter referred to as the "Relevant

                               Review Date"

1.2       "Open Market Rent"  shall mean the yearly rent for which the Demised
                              Premises could reasonably be expected to be let in the open market as a whole (but with the rights to sublet as permitted by clause 4.12 hereof) with vacant possession on the Relevant Review Date by a willing landlord to a willing tenant without any fine or premium for a term of years equivalent to the then residue of the Term or a term of 10 years but commencing on the Relevant Review Date with provisions similar to those contained herein for review of the Rent at the expiration of each period of 5 years calculated from the Relevant Review Date and otherwise upon the terms and conditions of this Lease save as to the amount of the Rent and the rent free period

On the following assumptions at that date:-

          (a) that the Demised Premises shall be ready and available for immediate beneficial occupation and use

          (b) that all the Tenant's and the Landlord's covenants shall have been complied with

          (c) that no work has been carried out by the Tenant or any sub-lessee or their respective predecessors in title which has diminished the rental value of the Demised Premises

          (d) that in case the Demised Premises or the Building or any part have been destroyed or damaged they have been fully restored

          (e) that the Demised Premises may be used for any of the purposes permitted by this Lease (as extended by any licence granted pursuant thereto) and that planning law permits all such purposes without restriction

          But disregarding:-

          (a) any effect on rent of the fact that the Tenant or any permitted sub-lessee or their respective predecessors in title may have been in occupation of the Demised Premises

          (b) any goodwill attached to the Demised Premises by reason of any trade or business carried on therein by the Tenant or any permitted sub-lessee or any predecessor in title of either of them

          (c) any effect on rent of any improvement to the Demised Premises lawfully made by the Tenant or by any permitted sub-lessee or any of their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of any agreement to grant the Term with the consent of the Landlord (if required under this Lease) otherwise than in pursuance of an obligation to the Landlord or its predecessors in title and save to the extent (if any) that the Landlord or its predecessors in title contributed to the cost thereof

          (d) the value of any rent free period or concession or discount as to the rent or any financial inducement or advantage which the willing landlord and willing tenant might reasonably agree as a term of the grant and acceptance of a tenancy

1.3       "the Third Party"   means a Chartered Surveyor (having at least ten
                              years established and recent experience in letting and valuing premises of a kind and character similar to those of the Demised Premises) agreed between the parties or (in default of agreement within one month of the Landlord's written invitation to the Tenant to agree the nomination of the Third Party) appointed by or on behalf of the President for the time being the Royal
                              Institution of Chartered Surveyors; if the said
                              President shall for any reason not be available or be unable to make such appointment at the time of the requisition therefor then the appointment may be made by or on behalf of the Vice President or next senior officer of the said Institution then available and able to make such appointment. The person so appointing is herein called "the
                              President"

2. From the Relevant Rent Review Date the Rent shall be whichever is the higher of:-

2.1       the yearly Rent payable immediately before that Rent Review Date and

2.2 the Open Market Rent of the Demised Premises at that Rent Review Date ("the New Rent")

3.1 If two months before the Relevant Review Date the Landlord and the Tenant shall not have agreed on the New Rent payable from the Relevant Review Date the Landlord may at any time thereafter before the New Rent shall be agreed between the Landlord and the Tenant require the Third Party to be appointed to determine the Open Market Rent and shall state whether he is to be an arbitrator or an expert

3.2 If two months after the Relevant Review Date the Landlord and the Tenant shall not have agreed on the New Rent payable from the Relevant Review Date and the Landlord shall not have required the Third Party to be appointed to determine the Open Market Rent then the Tenant may require the Third Party to be appointed and the Landlord shall state whether he is to be an expert or an arbitrator within one month of the Tenant notifying the Landlord of its requirement to appoint the Third Party

4. If the Landlord specifies that the Third Party shall act as an arbitrator he shall act pursuant to the Arbitration Acts 1950 and 1979

5.        If the Third Party shall act as an expert then he shall:-

5.1 give notice in writing of his appointment to the Landlord and the Tenant and he shall invite each to submit a valuation accompanied if desired by a statement of reasons

5.2 send a copy of each party's valuation and statement to the other party and invite written observations thereon

5.3 consider any valuation statements and observations made but shall not be in any way limited or fettered thereby and shall determine the Open Market Rent in accordance with his own judgement

5.4 give his decision to the Landlord and the Tenant within two months of his appointment or within such extended period as the Landlord and the Tenant may expressly or by implication both agree

6. The determination of the Third Party (acting as an expert) shall be final and binding (except on a point of law) on the parties and for the purpose of obtaining his decision forthwith upon request the parties shall jointly undertake to pay his fees and the costs of the application such fees and costs to be in his award (but both parties may make representations to him on costs)

7. If the Third Party (acting as an expert) shall fail to determine the New Rent and give notice thereof within the time and in the manner provided or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties either the Landlord or the Tenant may apply to the President for a substitute to be appointed in his place which procedure may be repeated as many times as necessary

8. In the event that by the Relevant Review Date the New Rent shall not have been agreed or determined (whether or not negotiations shall have commenced) the Tenant shall continue to pay rent at the rate of the current Rent on each day appointed by this Lease for payment of rent until the New Rent shall have been agreed or determined in writing and within 5 working days thereafter the Tenant shall pay to the Landlord an amount equal to the difference between the New Rent and the rent actually paid for the period since the Relevant Review Date together with interest on each installment of such difference at the rate equal to Barclays Bank PLC's Base Rate from time to time from the Relevant Review Date or in the case of subsequent instalments of such difference the date upon which the same would have been payable (if ascertained) down in each case to the date of payment

9. As respects all periods of time referred to in this Fourth Schedule time shall be deemed not to be of the essence

10. If on any Relevant Review Date there shall be in force any Act which shall restrict interfere with of affect the Landlord's right to revise the Rent in accordance with the terms hereof then the Landlord shall be entitled once within 6 months following each removal of such restriction or modification of such Act to serve notice requiring a review of the Rent (an "Interim Notice") upon the Tenant and from and after the date of service of such Interim Notice until the next Rent Review Date the Rent shall be increased to whichever is the higher of the Open Market Rent at the Date of service of the Interim Notice and the Rent payable immediately prior thereto and the provisions of this Schedule shall apply accordingly with the substitution of the said date of service for the Relevant Review Date Provided That this clause shall not allow a review of the Rent more than once during the Term

11. If the Landlord and the Tenant shall be able to agree the New Rent or when the New Rent shall have been determined in accordance with the provisions hereof as the case may be the Landlord and the Tenant shall cause a Memorandum of the New Rent to be prepared in duplicate and signed by or on behalf of the Landlord the Tenant and the Guarantor respectively one whereof shall be attached to this Lease and the other whereof shall be attached to the Counterpart hereof but non signature of such Memorandum shall not affect the validity of or the Landlords ability to recover the New Rent

                                 FIFTH SCHEDULE

                               The Service Charge

1.        In this Schedule

          (a) "the Expenditure" means all expenses and outgoings incurred by the Landlord in respect of the Items described in paragraph 5 of this Schedule (so far as applicable) and includes not only expenses disbursed but also a reasonable sum by way of provision for future expenditure on such of those items as call for intermittent expenditure

          (b) "the Tenant's Proportion" means the proportion properly attributable to the Demised Premises as reasonably determined from time to time by the Surveyor

          (c) "the Landlord's Account Year" means the year ending on the date specified in item 1.11 of the Particulars or such other annual period as the Landlord may at its discretion from time to time determine and notify in writing to the Tenant

2.        The basic Service Charge shall be the yearly sum specified in item
          1.11 of the Particulars or such other yearly sum as the Landlord's Surveyor may from time to time at his discretion determine as being fair and reasonable and notify in writing to the Tenant

3.1 On the usual quarter days (the Interim Payment Dates) (or in the event of an alteration in the period of the Landlord's financial year on such quarter day as appropriate) of every year during the said term the Tenant shall pay to the Landlord such a sum ("the Advance Payment") in advance and on account of the Service Charge as the Landlord or the Surveyor shall from time to time specify at the Landlord's or the Surveyor's discretion to be fair and reasonable PROVIDED THAT subject and without prejudice to the foregoing provisions the amount of the total of the Advance Payments for the Landlord's financial year current at the date of the grant hereof ("Landlord's current financial year") shall be deemed to be the sum set out in item 1.11 of the Particulars of which the Tenant shall pay the amount therein specified being the due proportion calculated from day to day in respect of the period from the date of occupation to the following Interim Payment Date

3.2 As soon as practicable after the end of each Landlord's financial year the Landlord shall furnish to the Tenant an account of the Service Charge payable by the Tenant for that year due credit being given therein for the total of the Advance Payments made by the Tenant in respect of the said year and upon the furnishing of such account there shall be paid by the Tenant to the Landlord the Service Charge or any balance found payable or there shall be credited by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of Advance Payment as the case may require PROVIDED ALWAYS THAT the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the term hereby granted but only in respect of the period down to such expiration or sooner determination as aforesaid

4. The expenses and outgoings comprising the Expenditure are the following costs properly incurred by the Landlord:-

          Definitions

4.1       "Structure" means:-


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

          (a) the entirety of the roofs and foundation of all or any of the buildings in the Mews

          (b) the entirety of all floors and ceilings of the Building (but excluding any such floor and ceiling finishes which are the responsibility of any Tenant)

          (c) the entirety of all external walls of the Building (but excluding any such paint paper and other decorative finishes applied to the internal faces of such walls which are the responsibility of any Tenant)

          (d) the entirety of the load bearing walls pillars and other structures of the Building (but excluding any such paint paper and other decorative finishes applied to the faces of such walls pillars and other structures which are the responsibility of any Tenant)

          (e) all other parts of the structure of all or any of the buildings in the Mews

4.2 "Plant" means all apparatus plant machinery equipment within any buildings forming a part of the Mews from time to time including (without prejudice to the generality of the above) standby generators and boilers and items relating to mechanical ventilation heating cooling public address and closed circuit television systems used in common by the tenants of the mews but excluding lifts lift shafts machinery or equipment relating thereto

5.1 The upkeep repair maintenance updating cleansing painting decoration renewal lighting and heating (where appropriate) of the Retained Premises and without prejudice to the generality of the foregoing this shall include but not be limited to:

          5.1.1 the Structure of all the buildings and Common Parts in the Mews including any building provided for any porter maintenance or security staff and the storage and maintenance of all materials associated therewith including the roofs foundations stairways ceilings floors and walls (excluding the interior faces of any such which remain the responsibility of the Tenant)

          5.1.2 the timbers joists drains and all services and utilities Plant and security devices party walls and fences

          5.1.3 the exterior faces of any walls dividing the Demised Premises from the common parts

          5.1.4     the exterior face of any door facing into the common parts

          5.1.5 the window frames and the exterior face of any window frames or roof light and the glass contained therein

          5.1.6 the landscaping maintenance and renewal of any landscaped common areas or balconies within the Mews including providing and maintaining (at the Landlord's absolute discretion) plants shrubs trees gardens or grassed areas and floral decorations in the common parts and keeping the same planted free from weeds and properly attended and the grass cut

          5.1.7 the Underground Car Park including (i) all roads paths and staircases giving access to or egress from (ii) the security barrier systems and (iii) all plant and machinery situate therein or associated therewith

5.2       The provisions of dustbin areas and receptacles and security services

5.3 All costs and expenses whatsoever properly incurred by the Landlord in and about the discharge of the obligations on the part of the Landlord set out specifically in this Schedule

5.4 The cost of periodically inspecting examining maintaining overhauling and where necessary replacing any and every part of the Building and any Plant and the appurtenances thereof referred to in extenso in this Schedule

5.5 The cost of supply of telephone services electricity gas oil or other fuel and water for all purposes referred to this Schedule

5.6 The maintenance servicing and renewal of any fire alarms fire prevention and fire fighting equipment and ancillary apparatus in the Retained Parts

5.7 Any other reasonable and proper services relating to the Mews or any part of it provided by the Landlord from time to time during the term and not expressly mentioned

5.8 The cost of employing staff for the performance of the duties and services referred to in this Schedule and all other incidental expenditure in relation to such employment (including but without limiting the generality of such provision) the payment of the statutory and such other insurance health pension welfare and other payments contributions and premiums that may be reasonably desirable or necessary and the provision of uniforms working clothes tools appliances telephone service cleaning sanitary and other materials bins receptacles and other equipment for the performance of their duties and the cost of providing necessary washing and toilet requisites in any staff toilet accommodation

5.9 All charges assessments impositions and other outgoings payable by the Landlord in respect of all the common parts

5.10 The cost of any interest and fees in respect of money borrowed to finance the provisions of the Services

5.11 Such provision (if any) for anticipated expenditure in respect of any of the Services as the Landlord shall in the interests of good estate management consider appropriate

5.12 The proper and reasonable fees and disbursements (and any value added tax payable on them) of:

          5.12.1 the Surveyor and any other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying or accounting functions or the management of the mews

          5.12.2 the managing agents (whether or not the Surveyor) for or in connection with

                    5.12.2.1  the management of the Mews

                    5.12.2.2 the collection of the Service Charge due to the Landlord from the tenants of the Mews

                    5.12.2.3 the performance of the Services and other duties in and about the Mews or any part of it relating to (without prejudice to the generality of the above) the general management administration security maintenance protection and cleanliness of the Mews

          5.12.3 any individual firm or company valuing the Mews for the said Landlord's insurance or for the purposes of assessing the full cost of rebuilding and reinstatement

          5.12.4 any individual firm or company providing caretaking or security arrangements and services to the Mews

          5.12.5 any other individual firm or company employed or retained by the Landlord to perform (or in connection with) any of the management services or any of the functions or duties referred to in this paragraph

5.13 The cost of taking all steps deemed proper desirable or expedient by the Landlord for complying with making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning public health highways streets drainage or other matters relating or alleged to relate to the premises for which the Tenant is not directly liable hereunder save in respect of costs incurred by the Landlord in connection with an application for consent to demolish or redevelop the Mews other than in accordance with the Landlord's Obligations contained in Clause 5 of this Lease

6. 50% of the cost of maintaining cleaning planting and landscaping the area shown hatched green on the Plans No 1A and 1B

7. If during any Landlord's Account Year it shall reasonably appear to the Landlord that by reason of unexpected expenses or liabilities its previous estimate of the Service Charge is likely to be exceeded then the Landlord may in its reasonable discretion serve on the Tenant a statement of such expenses and liabilities and the proportion thereof due as the Service Charge in consequence thereof and any such sums so required shall be paid by the Tenant within fourteen days of the demand therefor. Such demand and payment shall be taken into account under Paragraph 3 of this Schedule

8. Each annual statement of Expenditure and of the Tenant's Proportion shall be certified by the Surveyor and a duly certified copy of such statement shall in the absence of manifest error or fraud be evidence for the purposes of this Lease of the matters covered by such statement but the Landlord shall upon request and payment of a reasonable inspection fee permit the Tenant to inspect at any time up to two months after delivery of a statement the vouchers and receipts for items included in it

                               THE SIXTH SCHEDULE

                   Form of Guarantee required for clauses 4.12
                             and 4.29 [and clause 9]

The Guarantor covenants with the Landlord and (without the need for any express assignment) with all its successors in title that:

1.        To pay observe and perform

          During the Term the Tenant shall punctually pay the rents and observe and perform the covenants and other terms of this Lease and if at any time during the Term the Tenant shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of this Lease the Guarantor will pay the rents and observe or perform the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding: -

1.1 any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of this Lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Demised Premises

1.2 that the terms of this Lease may have been varied by agreement between the parties

1.3 that the Tenant shall have surrendered part of the Demised Premises in which event the liability of the Guarantor under this Lease shall continue in respect of the part of the Demised Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

1.4 any other act or thing by which but for this provision the Guarantor would have been released

2.        To take lease following disclaimer

          If at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this Lease the Guarantor shall if the Landlord shall by written notice within two months after such disclaimer so require take from the Landlord a lease of the Demised Premises for the then residue of the Term which would have remained had there been no disclaimer at the Rent then being paid under this Lease subject to the same covenants and terms as in this Lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it


SIGNED as a Deed for and on behalf      )
of ORLINWORTH PLC by TIMOTHY            )     /s/ TIMOTHY WALKER-ARNOTT
WALKER-ARNOTT under the                 )
Legal Charge dated 30 June 1987         )     /s/ Trey A Colburn
and 15 November 1989 in favour of       )
Gamlestaden Plc in the presence of:-

TREY A Colburn
12-20 Camomile Street
London EC3A 7PT

SIGNED as a Deed for and on behalf      )
of ORLINWORTH PLC by IAIN               )     /s/ IAIN RACKLEY
RACKLEY under the Legal Charge          )
dated 30 June 1981 and 15 November      )     /s/ Trey A Colburn
1989 in favour of Gamlestaden Plc       )
 in the presence of:-

TREY A Colburn
ABOVE

VAE/ID.535

                 Unit 17, Berghem Mews, Blythe Road, London W14

                                   ANNEXURE A

Roofs

1.    Rebed loose and defective lead counterflashings.

2. Ensure valley gutters are clear of all debris and provide caps to outlets to prevent blockages.

3. Refix loose bolts and plug old drill holes to aluminium profile claddings to parapets.

4. Obtain Landlord's observations on possible damage to structural concrete member where soil pipes pass through and remedy as necessary.

External Drainageware

5.    Remove all debris from pvc gutter.

Walls

6. Reinstate missing or defective mastic seals between glazing frame and brickwork paying particular attention to rear elevation.

7. Provide and install mastic joint to the vertical joint between new brickwork and old flank wall of warehouse unit to front elevation.

Windows

8. Repair and replace where necessary defective, broken and failed glazing units. In the event that the glazing units disintegrate to an unacceptable level (in the reasonable opinion of the Tenant), the Landlord will replace the same at no cost to the Tenant. The Tenant shall have no responsibility whatsoever for the repair maintenance or replacement of the glazing units.

9. Ease and adjust ironmongery to doors and ensure all doors opening and closing freely.

10.   Replace any defective and rusting screws to door openings.

11 Ease and adjust windows where not opening and closing freely or catches stuck, save that the windows in the central corridor at ground floor level shall be fixed shut.

12.   Reinstate new nylon bushes between catches and window frames where broken.

External Areas

13. Carry out repairs to damaged creasing courses and brickwork to all brick structures to the front of the subject premises (see attached photos).

14.   Install weep holes to all raised planters.

15. Clean out moss, lichen and vegetable growth from all bedding joints to brick and concrete payers.

16. Clear debris from old flank wall, confirm route of downpipes and ensure that they are connected to main drains or adequate soakaway.

17.   Make good/reinstate bolts to escape staircase/wallway.

The Services

18.   Locate main stopcock for building.

19.   Clean WCs.

20.   Remedy any weeping of radiator joints and have system tested and balanced,

Finishes

21.   Clear out all service voids.

22.   Carry out patch repairs to wall tiling.

23. Carry out repairs to alleviate and redecorate damp affected areas on internal surface of flank wall.

                                    [GRAPHIC]

                              Annexure A - Item 13

                                    [GRAPHIC]

                               Annexure B - Item 1

                                    [GRAPHIC]

                               Annexure B - Item 2

                                    [GRAPHIC]

                               Annexure B - Item 2

                                    [GRAPHIC]

                               Annexure B - Item 3

                                    [GRAPHIC]

                               Annexure B - Item 4

                 Unit 17, Berghem Mews, Blythe Road, London W14

                                   ANNEXURE B

1. There are localised areas of defective pointing and retained steel fixings in parapets (see attached photos).

External Drainageware

2. Exposure of boxed in rainwater downpipes to offices on party wall to remedy any blockages or leaks together with the cutting out or forming of rodding access to the pipes or the boxing and consequential work (see attached photos).

3. There are defective areas of brickwork, pointing and render on exposed flank wall adjacent to Blythe Road (see attached photos).

Finishes

4. There are existing areas of cracking to internal face of flank wall to Blythe road (see attached photos).

5. In the event that there is no insurance cover in place or the Landlord cannot obtain insurance cover in relation to the risks of subsidence, heave and landslip for the Mews, the Tenant shall not be liable for any defects, repairs, renewals, maintenance or any other matters or costs (whether by way of the Service Charge or otherwise) arising either directly or indirectly from any such subsidence, heave or landslip suffered in any part or parts of the Mews (including the Demised Premises)